Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Emerson Electric Co.:

We consent to the incorporation by reference in Registration Statement Nos. 333-154362, 333-154361, 333-152917, 333-152916, 333-118591, 333-118589, 333-90240, 333-46919 and 33-38805 on Form S-8 and Registration Statement Nos. 333-110546, 333-52658, 333-84673 and 333-66865 on Form S-3 of Emerson Electric Co. of our report dated November 24, 2008, with respect to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 2008 and 2007, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2008, and the effectiveness of internal control over financial reporting as of September 30, 2008, which report is incorporated by reference in the September 30, 2008 annual report on Form 10-K of Emerson Electric Co.

Our report refers to a change in the method of accounting for pension and other postretirement benefits in 2007.

/s/ KPMG LLP

St. Louis, Missouri
November 24, 2008